United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 1, 2021

Communications Systems, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State Or Other Jurisdiction Of Incorporation)
001-31588		41-0957999
(Commission File Number)		(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN		55343
(Address of Principal Executive Offices)		(Zip Code)

(952) 996-1674
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒       Written communications pursuant to Rule 425 under the Securities Act

☒       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities Registered Pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $.05 per share	JCS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 1, 2021, Communications Systems, Inc. ("CSI") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Helios Merger Co., a Delaware corporation and a wholly-owned subsidiary of CSI (the "Merger Sub"), Pineapple Energy LLC, a Delaware limited liability company ("Pineapple"), Lake Street Solar LLC, a Delaware limited liability company (the "Members' Representative"), and Randall D. Sampson, as the Shareholders' Representative (the "Shareholders' Representative," and together with CSI, the Merger Sub, Pineapple and the Members' Representative, the "Parties"), pursuant to which Merger Sub will merge with and into Pineapple with Pineapple surviving the merger as a wholly owned subsidiary of CSI (the "Merger").

Under the terms of the Merger Agreement, CSI has agreed to issue to the members of Pineapple 15.6 million shares of CSI's common stock (the "Common Stock"), subject to certain adjustments, as consideration for the Merger (the "Base Consideration"). The Base Consideration will be increased for any outstanding convertible notes issued by Pineapple in a pre-closing financing, which will convert into additional shares of CSI common stock at a rate of $2.00 per share. The Base Consideration will be decreased for any outstanding indebtedness of Pineapple at the closing of the Merger in excess of $22.5 million (the "Permitted Indebtedness"), which will reduce the base consideration at a rate of $2.00 per share.

In addition to the Base Consideration, certain members of Pineapple may receive additional shares pursuant to an earnout. Additional shares of common stock will be issued to such members of Pineapple upon the occurrence of the following milestones:

•	If Pineapple discharges its Permitted Indebtedness of $22.5 million within three months of closing, then such members will be entitled to an additional 3.0 million shares of Common Stock.

•	If, within two years of closing, the Common Stock achieves a 30-day VWAP (volume weighted average price) of at least $6.00 per share, such members will be entitled to receive up to 4.0 million shares of Common Stock (to be increased to 5.0 million if CSI consummates the "Dispositions," (as defined below) by the 18-month anniversary of the closing).

•	If, within two years of closing, the Common Stock achieves a 30-day VWAP of at least $8.00 per share, such members will be entitled to receive up to an additional 4.0 million shares of Common Stock (to be increased to 5.0 million if CSI consummates the "Dispositions" by the 18-month anniversary of the closing).

Prior to closing, CSI may pursue dispositions (the "Dispositions") of its assets and businesses existing prior to the closing of the Merger ("Legacy Assets") and declare a cash dividend to its shareholders. Following the closing, CSI will use commercially reasonable efforts to complete the Dispositions of the Company's Legacy Assets as soon as reasonably practicable (and, in any event, within 18 months of the closing). CSI will continue to support these existing business lines as it pursues new owners for these businesses.

Prior to closing, CSI and Pineapple will cooperate in connection with a potential private equity transaction that would result in the issuance of additional shares of CSI Common Stock at or following closing of the Merger.

The Merger Agreement also contains indemnification provisions.

The obligations of each of Pineapple and CSI are subject to specified conditions, including, among other matters: (i) the approval by Pineapple members and CSI shareholders of the Merger; (ii) a registration statement becoming effective under the Securities Act of 1933, as amended, related to the Merger; and (iii) the filing of an amendment to CSI's Articles of Incorporation in order to increase the number of shares of Common Stock authorized for issuance to a number at least necessary to consummate the Merger.

The Merger Agreement contains customary representations and warranties from Pineapple and CSI. It also contains customary covenants, including (i) providing for each of the parties to use reasonable best efforts to cause the Merger to be consummated, and (ii) for Pineapple and CSI to carry on their respective businesses in the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger. Both CSI and Pineapple also agreed not to solicit, seek or initiate or knowingly take any action to facilitate or encourage another transaction, subject to certain exceptions. CSI is required to seek shareholder approval of the issuance of the shares of Common Stock to be issued in the Merger pursuant to Nasdaq listing rules.

The Merger Agreement contains termination rights for each of Pineapple and CSI, including, without limitation, in the event that (i) any governmental entity issues a non-appealable final order permanently enjoining the Merger; (ii) the Merger is not consummated by August 31, 2021; or (iii) the other party breaches its representations, warranties or covenants under the Merger Agreement, which breach would give rise to the failure of a closing condition and such breach is not cured within 10-days of receipt of written notice of such breach.

The Merger Agreement provides that both CSI and Pineapple will be obligated to pay the other a termination fee of $2.5 million plus reimbursement of certain expenses, up to $750,000, if the Merger Agreement is terminated under certain circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement contains representations, warranties, covenants and other terms, provisions and conditions that the parties made to each other as of specific dates. The assertions embodied therein were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their respective terms. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise. Unless required by applicable law, CSI undertakes no obligation to update such information.

Voting Agreement

Simultaneously with the execution of the Merger Agreement, Pineapple entered into a Voting Agreement, dated March 1, 2021 (the "Voting Agreement") with officers and director of CSI (the "CSI Holders"). The CSI Holders hold in the aggregate approximately 13.8% of CSI's outstanding shares. Pursuant to the Voting Agreement, each CSI Holder has agreed, with respect to all of the voting securities of CSI that such CSI Holder beneficially owns as of the date thereof or thereafter, to vote in favor of the Merger. The Voting Agreement will terminate on the Effective Time (as defined therein) or upon termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Contingent Value Rights Agreement

Pursuant to the Merger Agreement, at the closing of the Merger, CSI will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with a person designated by CSI as the Holders’ Representative (as defined therein), and the Rights Agent (as defined therein). Pursuant to the CVR Agreement, each shareholder of CSI as of immediately prior to the closing of the Merger will receive one non-transferable CVR for each outstanding share of common stock of CSI held as of the close of business on the day immediately before the Effective Time (as defined in the CVR Agreement).

The CVRs will not confer to the holders thereof any voting or equity or ownership interest in CSI. The CVRs will not be transferable, except in limited circumstances such as by will or intestacy, and will not be listed on any quotation system or traded on any securities exchange.

The CVR Agreement may be terminated upon the earlier of (a) the payment of the full amount of all CVR Payment Amounts (as defined therein) to the Rights Agent and the payment of the full amount of all CVR Payment Amounts to the Holders by the mailing by the Rights Agent of each applicable CVR Payment Amount to each Holder at the address reflected in the CVR Register (as defined therein) and (b) the eighteen month anniversary of the closing of the Merger.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached to this report as Exhibit 10.2, and is incorporated by reference in this Item 1.01.

Item 8.01.	Other Events

On March 2, 2021, CSI issued a press release announcing that it had entered into the Merger Agreement and other agreements described in Item 1.01 of this Form 8-K. A copy of that press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No:	Exhibit
2.1	Agreement and Plan of Merger, dated March 1, 2021, by and among Communications Systems, Inc. (the "Registrant"), Helios Merger Co., Pineapple Energy LLC, Lake Street Solar LLC, and Randall D. Sampson*

10.1

Voting Agreement, dated March 1, 2021, by and among the Registrant, Pineapple Energy LLC, and the holders (the "Shareholders" and each, a "Shareholder") of capital stock of the Registrant named therein.

10.2	Form of Contingent Value Rights Agreement.

99.1	Press Release of Communications Systems, Inc. dated March 2, 2021.

104.	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Schedules to the Merger Agreement have been omitted from this Report and will be furnished supplementally to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits or schedules so furnished.

Additional Information

A full description of the terms of the proposed Merger will be provided in a proxy statement for the shareholders of CSI (the "Proxy Statement") to be filed with the Securities and Exchange Commission (the "SEC"). CSI URGES INVESTORS, SHAREHOLDERS AND OTHER INTERESTED PERSONS TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT CSI, THE BUSINESS AND THE PROPOSED MERGER. The definitive proxy statement will be mailed to shareholders of CSI as of a record date to be established for voting on the proposed Merger. Shareholders will also be able to obtain a copy of the definitive proxy statement (when available), without charge, by directing a request to: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, MN 55343. The preliminary and definitive proxy statement, once available, can also be obtained, without charge, at the SEC's website (www.sec.gov).

Participants in the Solicitation

CSI and its directors and executive officers may be considered participants in the solicitation of proxies by CSI in connection with the proposed Merger. Information about the directors and executive officers of CSI is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 which was filed with the SEC on March 17, 2020, its Definitive Proxy Statement filed with the SEC on April 29, 2020 and its Current Report on Form 8-K filed with the SEC on December 1, 2020. You may obtain these documents (when they become available, as applicable) free of charge through the sources indicated above.

Non-Solicitation

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Important Information Regarding Forward-Looking Statements

This document may contain forward-looking statements concerning CSI and Pineapple entities, the proposed Merger and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of CSI, as well as assumptions made by, and information currently available to, management. Forward-looking statements may be accompanied by words such as "aim," "anticipate," "believe," "seek," "see," "plan," "could," "would," "should," "estimate," "expect," "forecast," "future," "guidance," "intend," "may," "will," "possible," "potential," "predict," "project," "target" or similar words, phrases or expressions, and include statements regarding the Merger and related obligations, including the required equity offering. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the parties' control, such as statements about the consummation of the proposed Merger.

Factors that could cause actual results to differ materially from those in the forward-looking statements include failure to consummate the proposed Merger; failure to make or take any filing or other action required to consummate the proposed Merger in a timely matter or at all; failure to obtain shareholder approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed Merger; risks that the businesses will not be integrated successfully; failure to realize anticipated benefits of the combined operations; potential litigation relating to the proposed Merger and disruptions from the proposed Merger that could harm CSI's business; ability to retain key personnel; the potential impact of announcement or consummation of the proposed Merger on relationships with third parties, including customers, employees and competitors; and conditions in the capital markets. The foregoing list of factors is not exhaustive. Forward-looking statements involve risks and uncertainties (some of which are significant or beyond CSI's control) and assumptions that could cause actual results to differ materially from their respective historical experience and present expectations or projections. You should carefully consider the foregoing factors and the other risks and uncertainties that affect CSI's business, including those described in CSI's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as the other documents filed by CSI from time to time with the SEC. CSI cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. CSI does not undertake any obligation to publicly update or revise any of forward-looking statements after the date they are made, whether as a result of any changes in circumstances or new information, future events or otherwise, except to the extent required by applicable law.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

		By:	/s/ Mark D. Fandrich
		Name:	Mark D. Fandrich,
		Title:	Chief Financial Officer
Date:	March 3, 2021